SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                             (AMENDMENT NO. _____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                         IAI Investment Funds III, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                    (specify)
--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[ ]  Fee computed on table below per Exchange Act Rules 14a96(i)(4) and O-11.
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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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[ ]  Fee paid previously by written preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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


                               [PRELIMINARY COPY]

                          IAI DEVELOPING COUNTRIES FUND


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 23, 1998


         NOTICE IS HEREBY GIVEN that a special meeting of shareholders of IAI Investment Funds III, Inc., on behalf of its portfolio known as IAI Developing Countries Fund (the "Fund"), will be held at 10:00 a.m. Central Time, on Wednesday, September 23, 1998, on the thirty-seventh floor of U.S. Bank Place, 601 Second Avenue South, Minneapolis, Minnesota. The purposes of the meeting are as follow:

         1. To consider and vote upon the liquidation and dissolution of the Fund pursuant to the provisions of the Plan of Liquidation and Dissolution of the Fund. A vote in favor of the Plan of Liquidation and Dissolution will be considered a vote in favor of an amendment to the Amended and Restated Articles of Incorporation of IAI Investment Funds III, Inc. required to effect the proposed liquidation and dissolution.

         2. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

         Shareholders of record on August 12, 1998 are the only persons entitled to notice of and to vote at the meeting and any adjournments thereof. Your attention is directed to the attached Proxy Statement.

         WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE FILL IN, SIGN, DATE AND MAIL THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO SAVE THE FUND FURTHER SOLICITATION EXPENSE. A stamped return envelope is enclosed for your convenience.



                                         William C. Joas
                                         Secretary

___________, 1998

                               [PRELIMINARY COPY]

                          IAI DEVELOPING COUNTRIES FUND
                              3700 U.S. BANK PLACE
                             601 SECOND AVENUE SOUTH
                          MINNEAPOLIS, MINNESOTA 55402
                         (612) 376-2700; (800) 945-3863

              SPECIAL MEETING OF SHAREHOLDERS -- SEPTEMBER 23, 1998


         The enclosed proxy is solicited by the Board of Directors of IAI Investment Funds III, Inc., on behalf of its portfolio known as IAI Developing Countries Fund (the "Fund"), in connection with a special meeting of shareholders of the Fund to be held September 23, 1998, and any adjournments thereof. The costs of solicitation, including the cost of preparing and mailing the Notice of Meeting of Shareholders and this Proxy Statement, will be paid by Investment Advisers, Inc., the Fund's investment adviser and manager ("IAI"). Mailing of the Notice of Meeting of Shareholders and this Proxy Statement will take place on approximately August 21, 1998. Representatives of IAI may, without cost to the Fund, solicit proxies on behalf of management of the Fund by means of mail, telephone or telegraph. The address of IAI is that of the Fund as provided above.

         A proxy may be revoked before the meeting by giving written notice of revocation to the Secretary of the Fund, or by delivery of a duly executed proxy bearing a later date or by attending and voting at the meeting. Unless revoked, proxies that have been returned without instructions will be voted in favor of the liquidation and dissolution of the Fund in accordance with the recommendation of the Fund's Board of Directors. In instances where a choice is specified by the shareholder in the proxy, those proxies will be voted in accordance with the shareholder's choice. Abstentions will be counted as present for purposes of determining whether a quorum of shares is present at the meeting, but will be counted as a vote "against" the proposal to liquidate and dissolve the Fund. Under the Rules of the New York Stock Exchange, if a proposal is considered "non-discretionary," then brokers who hold Fund shares in street name for customers are not authorized to vote on such proposal on behalf of their customers who have not furnished the broker specific voting instructions. If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on a proposal, then the shares covered by such non-vote shall be deemed present at the meeting for the purpose of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote with respect to such proposal. So far as the Board of Directors is aware, no matter other than that described in this Proxy Statement will be acted upon at the meeting. Should any other matters properly come before the meeting calling for a vote of shareholders, it is the intention of the persons named as proxies in the enclosed proxy to act upon such matters according to their best judgment.

         Only shareholders of record on August 12, 1998 may vote at the meeting or any adjournment thereof. As of that date, the Fund had _______________ common shares, par value of $.01, issued and outstanding. Each shareholder is entitled to one vote for each share held. Under Minnesota law, no shareholder will be entitled to exercise any dissenters rights or appraisal rights with respect to the liquidation and dissolution of the Fund. A quorum of shares is required to take action at the meeting. Ten percent of the shares entitled to vote at the meeting, represented in person or by proxy, will constitute a quorum of shares at the meeting.

         No person, to the knowledge of Fund management, was the beneficial owner of more than 5% of the voting shares of any Fund as of August 12, 1998, except: [information to be provided].

         In the event that sufficient votes are not received in favor of the proposal to liquidate and dissolve the Fund, the persons named as proxies may propose one or more adjournments of the meeting. Any adjournment would require a vote in favor of the adjournment by the holders of a majority of the shares present (in person or by proxy) at the meeting or any adjournment thereof. The persons named as proxies will vote all shares that have voted for the proposal in favor of adjournment; shares voted against the proposal will be voted against adjournment.

         A COPY OF THE FUND'S MOST RECENT ANNUAL REPORT IS AVAILABLE TO SHAREHOLDERS UPON REQUEST. IF YOU WOULD LIKE TO RECEIVE A COPY, PLEASE CONTACT THE FUND AT 3700 U.S. BANK PLACE, MINNEAPOLIS, MINNESOTA 55402, OR CALL 800-945-3863 OR 612-376-2700, AND ONE WILL BE SENT, WITHOUT CHARGE, BY FIRST-CLASS MAIL WITHIN THREE BUSINESS DAYS OF YOUR REQUEST.


               APPROVAL OF THE PLAN OF LIQUIDATION AND DISSOLUTION

INTRODUCTION

         At a meeting held May 13, 1998, the Board of Directors considered and approved IAI's recommendation that the Fund be liquidated and dissolved. The Board also directed IAI to prepare a Plan of Liquidation and Dissolution of the Fund ("Liquidation Plan") to be submitted for shareholder approval. A copy of the Liquidation Plan is attached as Exhibit A to this Proxy Statement. A vote in favor of the Liquidation Plan will be considered a vote in favor of an amendment to the Amended and Restated Articles of Incorporation of IAI Investment Funds III, Inc. required to effect the proposed liquidation and dissolution. A copy of the Articles of Amendment to the Amended and Restated Articles of Incorporation is included in Exhibit A to this Proxy Statement. If Fund shareholders approve the Liquidation Plan, IAI will sell the Fund's portfolio securities and other assets, pay creditors or establish reserves for such payments and distribute the net proceeds of such sales in cash, pro rata in accordance with Fund holdings. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE LIQUIDATION PLAN.

BACKGROUND

         The Fund is represented by Series B common shares of IAI Investment Funds III, Inc., an open-end diversified management investment company is a Minnesota corporation. The Fund commenced operations on February 10, 1995. The Fund's investment objective is to provide shareholders long-term capital appreciation. The Fund sought to achieve its objective by investing primarily in equity securities of companies domiciled or otherwise having substantial operations in developing countries. At the end of January 1998 after almost three years of operations, the Fund had net assets of less than $8 million. In fact, the Fund's net assets had decreased by almost one-third during its most recent fiscal year. IAI recommended that the Fund be liquidated and dissolved. Some of the reasons for liquidation were: (1) the Fund's assets had decreased by more than one-third in the last year; (2) as a result of its smaller size, the Fund cannot maintain the level of investment diversification which IAI desires;
(3) the Fund's smaller size results in increased transaction costs which reduce the return to shareholders; and (4) the Fund's specialized focus of investing in developing countries no longer fits into IAI's marketing strategy. IAI believes that it would be in the best interest of Fund shareholders to approve the liquidation and dissolution of the Fund. Accordingly, IAI has recommended liquidating the Fund's assets and distributing the proceeds to Fund shareholders.

         At its May 13, 1998 meeting, the Fund's Board of Directors agreed with IAI's recommendation. Accordingly, the Fund's Board of Directors, including all of the Directors who are not "interested persons" of the Fund, as defined in the Investment Company Act of 1940, unanimously adopted resolutions declaring that the proposed liquidation and dissolution was in the best interests of the Fund and its shareholders, approving the Liquidation Plan and Articles of Amendment proposed by IAI, and directing IAI to formally prepare such Liquidation Plan and amendment and submit them for shareholder approval.

DESCRIPTION OF THE LIQUIDATION PLAN AND RELATED TRANSACTIONS

         If the Liquidation Plan is approved by the Fund's shareholders, as of 3:00 p.m. Central time on the day of approval, the Fund will cease to carry on its business and will proceed to sell all of its portfolio securities and other assets for cash at one or more public or private sales and at such prices and on such terms and conditions as IAI determines to be reasonable and in the best interests of the Fund and its shareholders. IAI anticipates that the aggregate of such prices, net of the Fund's liabilities, will approximate the Fund's net asset value on such date, subject to market changes during the period in which portfolio securities are sold. That same day, the Fund will file Articles of Amendment to its Amended and Restated Articles of Incorporation reflecting the dissolution of the Fund with the Minnesota Secretary of State in accordance with Minnesota Law. The Fund then will apply its assets to the payment, satisfaction and discharge of all existing debts and obligations of the Fund, and distribute in one or more payments the remaining assets among the shareholders of the Fund, with each shareholder receiving his or her proportionate share of each liquidation distribution in cash. Upon such filing, the Fund will be statutorily dissolved and will cease to exist, and no shareholder will have any interest whatsoever in the Fund. IAI will bear the expenses of liquidation of the Fund consistent with the terms of its Management Agreement with Fund, which provides that except for brokerage commissions and other expenditures in connection with the purchase and sale of portfolio securities, interest expense, and, subject to the specific approval of a majority of the disinterested directors of a Fund, taxes and extraordinary expenses, IAI will pay all of the Fund's costs and expenses.

         If the Liquidation Plan is adopted, IAI currently estimates that the liquidation distributions will be paid to shareholders during October 1998. However, the exact date of the liquidation distributions will depend on the time required to liquidate the Fund's assets. The Fund may, if deemed appropriate, hold back sufficient assets to deal with any disputed claims or other contingent liabilities which may then exist against the Fund. Any amount that is held back relating to any such claim will be deducted pro rata from the net assets distributable to shareholders and held until the claim is settled or otherwise determined. IAI does not anticipate, however, that it will be necessary to hold back any assets to deal with disputed claims or other contingent liabilities. In the event that claims are not adequately provided for or are brought after dissolution by previously unknown creditors or claimants, Fund directors and officers could be held personally liable. In addition, claims possibly could be pursued against shareholders to the extent of distributions received by them in liquidation.

         The Fund does not currently intend to create a trust to administer liquidation distributions; however, in the event the Fund is unable to distribute all of its assets pursuant to the Liquidation Plan because of its inability to locate shareholders to whom liquidation distributions are payable, the Fund may create a liquidating trust with a financial institution and deposit any remaining assets of the Fund in such trust for the benefit of the shareholders that cannot be located. The expenses of any such trust will be charged against the liquidation distributions held therein.

         As soon as practicable after the distribution of all of the Fund's assets in complete liquidation, the officers of the Fund will close the books of the Fund and prepare and file, in a timely manner, any and all required income tax returns and other documents and instruments.

         Prior to completion of the liquidation, the Fund will send to its shareholders of record a letter of transmittal form for the purpose of exchanging each shareholder's Fund shares for liquidation distributions. Shareholders whose shares are held in the name of their broker or other financial institution will receive their distributions through their nominee firms. No amount will be distributed by the Fund to a shareholder of record unless and until such shareholder delivers to the Fund a signed letter of transmittal form.

FEDERAL INCOME TAX CONSEQUENCES

         PAYMENT BY THE FUND OF LIQUIDATION DISTRIBUTIONS TO SHAREHOLDERS WILL BE A TAXABLE EVENT. BECAUSE THE INCOME TAX CONSEQUENCES FOR A PARTICULAR SHAREHOLDER MAY VARY DEPENDING ON INDIVIDUAL CIRCUMSTANCES, EACH SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISER CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF RECEIPT OF A LIQUIDATING DISTRIBUTION.

         The Fund currently qualifies, and intends to continue to qualify through the end of the liquidation period, for treatment as a regulated investment company under the Internal Revenue Code of 1986, as amended, so that it will be relieved of federal income tax on any investment company taxable income or net capital gain (the excess of net long-term capital gain over net short-term capital loss) from the sale of its assets.

         The payment of liquidation distributions will be a taxable event to shareholders. Each shareholder will be viewed as having sold his or her Fund shares for an amount equal to the liquidation distribution(s) he or she receives. Each shareholder will recognize gain or loss in an amount equal to the difference between (a) the shareholder's adjusted basis in the Fund shares, and
(b) such liquidation distribution(s). The gain or loss will be capital gain or loss to the shareholder if the Fund shares were capital assets in the shareholder's hands and generally will be long-term if the Fund shares were held for more than one year at the time of the liquidation distribution.

         As of January 31, 1998, the Fund had $311,000 in net capital loss carryforwards that could be used to offset current or future capital gains. If the liquidation and dissolution of the Fund is approved and any capital gains are realized, the Fund will be able to use a portion of its net capital loss carryforwards to offset such gains. Any remaining capital loss carryforwards that are not used to offset capital gains realized upon liquidation will be lost, and the benefit of such capital loss carryforwards will not pass through to shareholders. If the Fund did not liquidate, it is possible that sufficient capital gains could be generated in the future to use the entire amount of the Fund's capital loss carryforwards.

         The Fund generally will be required to withhold tax at the rate of 31% with respect to any liquidation distribution paid to individuals and certain other non-corporate shareholders who have not previously certified to the Fund that their social security number or taxpayer identification number provided to the Fund is correct and that the shareholder is not subject to backup withholding.

         The foregoing summary is generally limited to the material federal income tax consequences to shareholders who are individual United States citizens and who hold shares as capital assets. It does not address the federal income tax consequences to shareholders who are corporations, trusts, estates, tax-exempt organizations or non-resident aliens. This summary does not address state or local tax consequences. Shareholders are urged to consult their own tax advisers to determine the extent of the federal income tax liability they would incur as a result of receiving a liquidation distribution, as well as any tax consequences under any applicable state, local or foreign laws.

FINANCIAL HIGHLIGHTS

         The following financial highlights for the Fund have been audited by KPMG Peat Marwick LLP, independent auditors, whose report thereon appears in the Fund's annual report to shareholders for the year ended January 31, 1998. Representatives of KPMG Peat Marwick LLP are expected to be present at the meeting and available to respond to appropriate questions, and they will have the opportunity to make a statement if they desire to do so. Financial statements for the year ended January 31, 1998 are contained in the Fund's audited annual report to shareholders for such periods.


                                                Years ended January 31,            Period from
                                                -----------------------         February 10, 1995#
                                                1998               1997        to January 31, 1996
                                                ----               ----        -------------------
PER-SHARE DATA

Net asset value:
   Beginning of period                     $      10.38        $      10.56        $      10.00

Operations:
   Net investment income                           0.06                0.05                --
   Net realized and unrealized
    gains (losses)                                (2.41)               0.46                0.83
                                           ------------        ------------        ------------
Total from operations                             (2.35)               0.51                0.83
                                           ------------        ------------        ------------

Distributions to
 shareholders from:
   Net investment income                          (0.16)              (0.06)               --
   Net realized gains                             (0.69)              (0.63)              (0.27)
                                           ------------        ------------        ------------
Total distributions                               (0.85)              (0.69)              (0.27)
                                           ------------        ------------        ------------

Net asset value:
   End of period                           $       7.18        $      10.38        $      10.56
                                           ============        ============        ============

Total investment return *                        (23.13%)              5.22%               8.53%
Net assets at end of period
 (000's omitted)                           $      7,943        $     11,982        $      7,357

Ratios:
   Expenses to average net assets **               2.00%               2.00%               2.15%++
   Net investment income to average
    net assets **                                  0.49%               0.52%               0.04%++
   Average brokerage commission
    rate ***                               $     0.0041        $     0.0057                 n/a
   Portfolio turnover rate (excluding
    short-term securities)                         71.7%               61.0%               41.9%


#        Commencement of operations
* Total investment return is based on the change in net asset value of a share during the period and assumes reinvestment of all distributions at net asset value.
** The Fund's adviser voluntarily waived $17,765 and $45,293 in expenses for the year ended January 31, 1997 and the period ended January 31, 1996. If the Fund had been charged these expenses, the ratio of expenses to average daily net assets would have been 2.17% and 3.42%, respectively, and the ratio of net investment income (loss) to average daily net assets would have been 0.35% and (1.23%), respectively.
**** Beginning in fiscal 1997, the Fund is required to disclose an average brokerage commission rate. The comparability of rates between domestic and foreign equities may be affected by the fact that commission rates per share can vary significantly among foreign countries.
++       Annualized


REQUIRED VOTE

         The affirmative vote of a majority of the Fund's shares entitled to vote at the meeting is required to approve the Liquidation Plan and Articles of Amendment. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE LIQUIDATION PLAN AND ARTICLES OF AMENDMENT.



                                         William C. Joas
                                         Secretary

Dated: _____________, 1998

                                                                       EXHIBIT A

                       PLAN OF LIQUIDATION AND DISSOLUTION
                        OF IAI DEVELOPING COUNTRIES FUND

         (a) As of 3:00 p.m. of the date of approval of this Plan of Liquidation and Dissolution by the shareholders of IAI Developing Countries Fund (the "Fund"), represented by the Series B Common Stock of IAI Investment Funds III, Inc., the Fund will cease to carry on its business. As soon thereafter as possible, the proper officers of the Fund shall perform such acts, execute and deliver such documents, and do all things as may be reasonably necessary or advisable to complete the liquidation and dissolution of the Fund, including, but not limited to, the following: (i) sell all of the portfolio securities and any and all other property and assets of the Fund for cash at one or more public or private sales and at such prices and on such terms and conditions as such officers shall determine to be reasonable and in the best interests of the Fund and its shareholders; (ii) to the extent possible, prosecute, settle or compromise all claims or actions of the Fund or to which the Fund is subject;
(iii) file Form 966 with the Internal Revenue Service, together with certified copies of the directors' and shareholders' resolutions approving this Plan; and
(iv) execute in the name and on behalf of the Fund those contracts of sale, deeds, assignments, notices and other documents as in the judgment of such officers may be necessary, desirable or convenient in connection with the carrying out of the liquidation and dissolution of the Fund. (All references in this Plan of Liquidation and Dissolution to the "proper officers of the Fund" shall include, where appropriate, proper officers of the Fund's investment adviser, acting on behalf of the Fund.)

         (b) The proper officers of the Fund then shall apply the assets of the Fund to the payment, satisfaction and discharge of all existing debts and obligations of the Fund and distribute in one or more payments the remaining assets among the shareholders of the Fund, with each shareholder receiving his or her proportionate share of each payment. All expenses of the liquidation and dissolution of the Fund, except for brokerage commissions and other expenditures in connection with the purchase and sale of portfolio securities, interest expense, and, subject to the specific approval of a majority of the disinterested directors of a Fund, taxes and extraordinary expenses, if any, will be borne by Investment Advisers, Inc.

         (c) The proper officers of the Fund may, if such officers deem it appropriate, establish a reserve to meet any contingent liabilities of the Fund, including all claims or actions to which the Fund is subject, and any amount that is placed in such reserve shall be deducted from the net assets distributable to shareholders until the contingent liabilities have been settled or otherwise determined and discharged.

         (d) In the event the Fund is unable to distribute all of the net assets distributable to shareholders because of the inability to locate shareholders to whom liquidation distributions are payable, the proper officers of the Fund may create in the name and on behalf of the Fund a liquidation trust with a financial institution and, subject to applicable abandoned property laws, deposit any remaining assets of the Fund in such trust for the benefit of the shareholders that cannot be located. The expenses of any such trust shall be charged against the assets held therein.

         (e) On the date of approval of this Plan of Liquidation and Dissolution by Fund shareholders, the proper officers of the Fund shall file Articles of Amendment to the Amended and Restated Articles of Incorporation, in the form attached hereto, reflecting the dissolution of the Fund with the Secretary of State of the State of Minnesota in accordance with Minnesota law.

                ATTACHMENT TO PLAN OF LIQUIDATION AND DISSOLUTION

                              ARTICLES OF AMENDMENT
                                       TO
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                         IAI INVESTMENT FUNDS III, INC.

         The undersigned officer of IAI Investment Funds III, Inc. (the "Corporation"), a corporation subject to the provisions of Chapter 302A of the Minnesota Statutes, hereby certifies that the Corporation's Board of Directors and shareholders, at meetings held May 13, 1998 and September 23, 1998, respectively, adopted the resolutions hereinafter set forth; and such officer further certifies that the amendments to the Corporation's Amended and Restated Articles of Incorporation set forth in such resolutions were adopted pursuant to said Chapter 302A.

         WHEREAS, the Corporation is registered as an open-end management investment company (i.e., a mutual fund) under the Investment Company Act of 1940 and offers its shares to the public in several series, each of which represents a separate and distinct portfolio of assets; and

         WHEREAS, it is desirable and in the best interests of the holders of the Series B shares of the Corporation (also known as the "IAI Developing Countries Fund") that the assets belonging to such series be liquidated; and

         WHEREAS, the Corporation wishes to provide for the pro rata distribution of the proceeds of such liquidation received by it to holders of shares of the Corporation's IAI Developing Countries Fund and the simultaneous cancellation and retirement of the outstanding shares of the Corporation's IAI Developing Countries Fund; and

         WHEREAS, the Corporation has approved a Plan of Liquidation and Dissolution providing for the foregoing transactions; and

         WHEREAS, the Plan of Liquidation and Dissolution requires that, in order to bind all holders of shares of the Corporations IAI Developing Countries Fund, to the foregoing transactions, and in particular to bind such holders to the cancellation and retirement of the outstanding shares of the Corporation's IAI Developing Countries Fund, it is necessary to adopt an amendment to the Corporation's Amended and Restated Articles of Incorporation.

         NOW, THEREFORE, BE IT RESOLVED, that Section 5(a) of the Corporation's Amended and Restated Articles of Incorporation be, and the same hereby is, amended as set forth below.

5.(a) Ten billion (10,000,000,000) of the Shares may be issued by the Corporation in a series designated "Series A Common Shares." The remaining 9,990,000,000,000 Shares authorized by this Article 5 shall initially be undesignated Shares (the "Undesignated Shares"). Any series of the Shares shall be referred to herein individually as a "Series" and collectively herein, together with any further series from time to time created by the Board of Directors, as "Series." The Undesignated Shares may be issued in such Series with such designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, as shall be stated or expressed in a resolution or resolutions providing for the issue of any Series as may be adopted from time to time by the Board of Directors of the Corporation pursuant to the authority hereby vested in the Board of Directors. Each Series of Shares which the Board of Directors may establish, as provided herein, may evidence, if the Board of Directors shall so determine by resolution, an interest in a separate and distinct portion of the Corporation's assets, which shall take the form of a separate portfolio of investment securities, cash and other assets. Authority to establish such separate portfolios is hereby vested in the Board of Directors of the Corporation, and such separate portfolios may be established by the Board of Directors without the authorization or approval of the holders of any Series of Shares of the Corporation. Such investment portfolios in which Shares of the Series represent interests are also hereinafter referred to as "Series".

         (1) As of 3:00 p.m. Central time on the date upon which these Articles of Amendment are filed with the Minnesota Secretary of State, the assets belonging to such shares, and the Special Liabilities, General Assets and General Liabilities associated with such assets, shall be sold. For purposes of the foregoing, "assets belonging to," "Special Liabilities," "General Assets" and "General Liabilities" have the meanings set forth in Article 7(b), (c) and
(d) of the Corporation's Amended and Restated Articles of Incorporation.

         (2) All issued and outstanding Series B Common Shares shall simultaneously be canceled on the books of the Series and retired. From and after this time, the Series B Common Shares canceled and retired pursuant to paragraph 5(a)(1) above shall have the status of Undesignated Shares.

         IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed these Articles of Amendment on behalf of the Corporation on __________, 1998.


                                         IAI INVESTMENT FUNDS III, INC.



                                         By
                                           -------------------------------------
                                             William C. Joas, Secretary

Dated:  _________, 1998

                          IAI DEVELOPING COUNTRIES FUND
                                  COMMON STOCK
                 THIS PROXY IS SOLICITED ON BEHALF OF MANAGEMENT

         The undersigned appoints William C. Joas, Susan J. Haedt and Steven G. Lentz, and each of them, with power to act without the other and with the right of substitution in each, the proxies of the undersigned to vote all shares of IAI Developing Countries Fund (the "Fund"), held by the undersigned at a special meeting of shareholders of the Fund to be held on September 23, 1998, and at any adjournments thereof, with all the powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked.

THE PROXIES ARE INSTRUCTED TO VOTE AS FOLLOWS:


1.       To vote:     FOR ________ AGAINST ________ ABSTAIN ________ approval of the Plan of Liquidation and Dissolution and related Articles of Amendment.

         In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting or any adjournments or postponements thereof.

         THIS PROXY WILL BE VOTED AS INSTRUCTED ON THE ABOVE MATTER. IT IS UNDERSTOOD THAT, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ITEM. UPON ALL OTHER MATTERS THE PROXIES SHALL VOTE AS THEY DEEM IN THE BEST INTERESTS OF THE FUND. RECEIPT OF NOTICE OF MEETING AND PROXY STATEMENT IS ACKNOWLEDGED BY YOUR EXECUTION OF THIS PROXY. SIGN, DATE, AND RETURN IN THE ADDRESSED ENVELOPE-NO POSTAGE REQUIRED. PLEASE MAIL PROMPTLY TO SAVE THE FUND FURTHER SOLICITATION EXPENSE.

                                        Dated:____________________________, 1998

                                        ________________________________________

                                        ________________________________________
                                        IMPORTANT: Please date and sign this
                                        Proxy. If the stock is held jointly,
                                        signature should include both names.
                                        Executors, administrators, trustees,
                                        guardians, and others signing in a
                                        representative capacity should give
                                        their full title as such.